UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2008, we entered into a two-year Research Collaboration Agreement with Roche.  Under the terms of the agreement, Metabasis’ HepDirect liver-targeting technology will be applied to Roche’s proprietary lead nucleosides for the treatment of hepatitis C virus. We will receive an upfront payment of $10.0 million from Roche. In the event a development candidate is identified, Roche will assume development responsibility and we will be eligible to receive up to $193 million in additional payments upon achievement of predetermined preclinical and clinical development events as well as regulatory and commercialization events.  Roche will retain full commercial rights for any marketed products resulting from the collaboration and will pay us a royalty on net sales of such products.

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2008, Metabasis announced its financial results for the second quarter ended June 30, 2008 in the earnings release filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Earnings release of Metabasis Therapeutics, Inc. dated August 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ Paul K. Laikind

Paul K. Laikind President and Chief Executive Officer

Date: August 7, 2008

INDEX TO EXHIBITS

Number	Description

99.1	Earnings release of Metabasis Therapeutics, Inc. dated August 7, 2008.